                              November 9, 1998



Allmerica Financial Corporation
440 Lincoln Street
Worcester, Massachusetts  01653

and

Citizens Acquisition Corporation
c/o Allmerica Financial Corporation

Attention:   Mr. Edward J. Parry, III
             Chief Financial Officer

Ladies and Gentlemen:

     You have advised The Chase Manhattan Bank ("Chase") that Allmerica
                                                 -----
Financial Corporation ("Allmerica"), a Delaware corporation, through Citizens
                        ---------
Acquisition Corporation ("Citizens;" collectively with Allmerica, the
                          --------
"Borrower"), intends to acquire from the public (the "Acquisition") the shares
 --------                                             -----------
of Citizen Corporation, a Delaware Corporation and a subsidiary of the Borrower, that it does not already own for cash. In that connection, you have requested that Chase agree to provide financing for the Acquisition in an aggregate amount of $200,000,000 (the "Facility").
                      --------

     Chase is pleased to advise you of its commitment to provide the Facility upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and
                        -----------------
Conditions attached hereto as Exhibit A (the "Term Sheet").
                                              ----------

     As consideration for Chase's commitment hereunder and its agreement to perform the services described herein, you agree to pay to Chase the nonrefundable fees set forth in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").
                         ----------

     Chase's commitment hereunder and its agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or its subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions, (d) the negotiation, execution and delivery on or before November 13, 1998 of definitive credit documentation ("Credit
                                                              ------
Documentation") with respect to the Facility satisfactory to Chase and its
-------------
counsel and (e) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of Chase's commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase and the Borrower.

     You agree (a) to indemnify and hold harmless Chase, its affiliates and its officers, directors, employees, advisors, and the agents (each an "indemnified
                                                                   -----------
person") from and against any and all losses, claims, damages and liabilities to
------
which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof, the acquisition or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that
                                                                 --------
the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse Chase and its affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the Credit Documentation) or the administration, amendment, modification or waiver thereof; provided that
(i) the reimbursement for fees and charges of counsel (including costs allocated by Chase's internal legal department) incurred in connection with the Facility and any related documentation shall be limited to $20,000 and (ii) the reimbursement for all other out-of-pocket expenses incurred in connection with the Facility and any related documentation shall be limited to $5,000. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility. The obligations to indemnify each indemnified person and pay such legal and other expenses shall remain effective until the initial funding under the Credit Documentation and thereafter the indemnification and expense reimbursement obligations contained herein shall be superseded by those contained in the Credit Documentation.

     This Commitment Letter shall not be assignable by you without the prior written consent of Chase (any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter between you and Chase and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing
                                               --------
restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

     Except to the extent otherwise provided herein, the compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on November 9, 1998. Chase's commitment and agreements herein will expire at such time in the event Chase has not received such executed counterparts in accordance with the immediately preceding sentence. If this Commitment Letter is accepted by you, Chase's commitment hereunder shall terminate if the Credit Documentation has not been executed and delivered on or before December 1, 1998 (the "Closing Date").

     Chase is pleased to have been given the opportunity to assist you in connection with this important financing.

                              Very truly yours,

                              THE CHASE MANHATTAN BANK

                              By: ____________________________
                                  Name:
                                  Title:

Accepted and agreed to as of
the date first written above by:

ALLMERICA FINANCIAL CORPORATION


By: _____________________________
    Name:
    Title:

Dated:  November __, 1998

CITIZENS ACQUISITION CORPORATION


By: ______________________________
    Name:
    Title:

Dated:  November __, 1998

                                                                       EXHIBIT A
                                                                       ---------


                        ALLMERICA FINANCIAL CORPORATION

                        SUMMARY OF TERMS AND CONDITIONS
                        -------------------------------

                                November 9, 1998

Capitalized terms used and not defined herein or in Annex I hereto have the meanings assigned to such terms in the Commitment Letter to which this Summary of Terms and Conditions is attached.

I.   Parties
     -------

     Borrowers:            Allmerica Financial Corporation and Citizens
     ---------             Acquisition Corporation, as joint and several
                           obligors (collectively, the "Borrower").
                                                        --------

     Lender:               The Chase Manhattan Bank ("Chase").
     ------                                           -----

II.  The Facility
     ------------

     Type and Amount:      Single draw term loan in an aggregate amount of up to
     ---------------       $200,000,000 (the "Loan").
                                              ----

     Availability:         The Loan shall be available for drawdown any time
     ------------          during the period (the "Availability Period")
                           commencing on the Closing Date and ending on
                           January 31, 1999 (the "Maturity Date").
                                                  -------------

     Maturity:             Six months from the Closing Date.
     --------

     Purpose:              The proceeds of the Loan shall be used to finance the
     -------               acquisition from the public of shares of Citizens
                           Corporation.

III  Certain Payment
     ----------------
     Provisions:
     ----------

     Fees and Interest
     -----------------
     Rates:                Appendix II
     -----

     Optional Prepayments
     --------------------
     and Commitment
     --------------
     Reductions:           The Loan may be prepaid in minimums of $5,000,000
     -----------           and the commitment may be reduced by the Borrower in
                           minimums of $5,000,000, each without premium or penalty except for the broken-funding payments provided in the next sentence. Prepayment of a Eurodollar Loan or Money Market Loan prior to the last day of an Interest Period or maturity, respectively, require broken-funding payments.

IV.  Certain Conditions
     ------------------

     Conditions:           The availability of the Loan shall be conditioned
     ----------            upon satisfaction of, among other things, the
                           following conditions precedent:

                           (a) The Borrower shall have executed and delivered satisfactory definitive financing documentation with respect to the Loan (the "Credit Documentation").
                                                     --------------------
                           (b) Chase shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                           (c) The Lender shall have received an opinion from counsel to the Borrower with respect to the Loan and the Credit Documentation.

                           (d) The representations and warranties (including, without limitation, the material adverse change and material litigation representations) contained in the Credit Documentation shall be accurate on the Closing Date and on the date of drawdown of the Loan.

                           (e) No default or event of default shall exist on the Closing Date and at the time of the drawdown of the Loan.

V. Certain Documentation
   ---------------------
   Matters:                The Credit Documentation shall contain
   -------                 representations, warranties, covenants, events of
                           default, yield protection provisions, assignment and participation provisions, indemnification and expenses provisions and governing law and jurisdiction provisions substantially the same as those contained in the Borrower's Credit Agreement dated as of May 29, 1998 with Chase, as administrative agent and Fleet National Bank, as co-agent, and the Lenders party thereto.

                                                                         Annex I
                                                                         -------


                              Interest and Certain Fees
                              -------------------------

  Interest Rate Options:      The Borrower may elect that the Loan bear
  ---------------------       interest at a rate per annum equal to:

                                  the Base Rate or;

                                  the Eurodollar Rate plus the Eurodollar
                              borrowing margin; or

                                  a short term money market rate offered by the
                              Lender in its sole discretion ("Money Market
                                                              ------------
                              Rate") and accepted by the Borrower.
                              ----

                              As used herein:

                              "Base Rate" means the higher of (i) the rate of
                               ---------
                              interest publicly announced by Chase as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds
                                         ----------
                              rate from time to time plus 0.5%.
                                                     ----

                              "Eurodollar Rate" will be established by reference
                               ---------------
                              to the display screen designated as Page 3750 on the Telerate Service at 11:00 a.m., London time, on the date that is two business days prior to the date of the Loan. If the Telerate Service is not available on such business day Chase will be selected as reference bank to establish the Eurodollar Rate.

                              The Base Rate and Money Market Rate may be elected on one business day notice and the Eurodollar rate may be elected on 3 business days' notice.

  Interest Periods; Maturity: Interest for any Eurodollar Loan shall be -------------------------- determined for periods ("Interest Periods") of
                                                       ----------------
                              one, two, three or six months (as selected by the Borrower). The maturity of any Money Market Loan shall be as offered by the Lender and accepted by the Borrower at the time such loan is made.

  Interest Payment Dates:     In the case of the Loan bearing interest based
  ----------------------      upon the Base Rate ("Base Rate Loan"), quarterly
                                                   --------------
                              in arrears.

                              In the case of the Loan bearing interest based upon the Eurodollar Rate ("Eurodollar Loan"), on
                                                         ---------------
                              the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such Interest Period.

                              In the case of the Loan bearing interest upon a Money Market Rate ("Money Market Loan"), on the
                                                  -----------------
                              maturity date therefor.

   Default Rate:              At any time when the Borrower is in default in the
   ------------               payment of any amount due under the Credit
                              Documentation, the principal of the Loan shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to a Base Rate Loan.

   Rate and Fee Basis:        All per annum rates shall be calculated on the
   ------------------         basis of a year of 360 days (or 365/366 days, in
                              the case of a Base Rate Loan the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.


                                      -2-